UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (date of earliest event reported): January 21, 2011

ICOP DIGITAL, INC.
(Exact name of registrant as specified in its charter)

Colorado	001-32560	84-1403152
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

Registrant’s telephone number, including area code: 913-338-5550
N/A

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.03  Bankruptcy or Receivership

On January 21, 2011, we filed a voluntary petition for relief in the United States Bankruptcy Court for the District of Kansas, Kansas City Division, under Chapter 11 of the US Bankruptcy Code, Case No.11-20140-11-rdp (the "Bankruptcy Proceeding").

We are a Debtor-in-Possession in the Bankruptcy Proceeding. Among the purposes for which the Bankruptcy Proceeding was filed was to arrange for a sale of our assets in bankruptcy. There can be no assurance an asset sale will be consummated, nor whether any such sale would produce any proceeds for distribution to our shareholders.

We have entered into a Letter of intent with Safety Vision, LLC, a Texas Limited Liability Company or assigns for a sale of assets free and clear of all liens, claims, interests and encumbrances under 11 U.S.C. § 363(f) for (i) a total cash payment of $800,000.00 and (ii) fifty percent (50%) of all uncollected accounts receivable as of closing.

The agreement between the ICOP and Safety Vision is subject to higher and better offers.  In order to induce Safety Vision to serve as the “stalking horse” bidder in the sale process, we have agreed to, and are seeking approval of the Letter of Intent in the bankruptcy court.

The LOI contemplates prompt Court approval of the LOI and the Purchaser Protection Provisions.  The LOI further contemplates that Safety Vision will provide Debtor-in-Possession financing, contingent on court approval of both the LOI and the DIP Credit Agreement.  The Debtor has filed a separate motion seeking approval of the DIP Credit Agreement.

Forward-Looking Statements

This report contains forward-looking statements, as defined in Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 that are subject to material known and unknown risks, uncertainties and contingencies.  These forward-looking statements include information about our Chapter 11 proceeding, the Letter of Intent with Safety Vision, proposed debtor-in-possession financing to be provided by Safety Vision and the proposed transaction described in the Letter of Intent.  In some cases, you may identify forward-looking statements by words such as “may,” “should,” “plan,” “intend,” “potential,” “continue,” “believe,” “expect,” “predict,” “anticipate,” and “estimate,” the negative of these words or other comparable words.  These statements are only predictions and expressions of belief.  You should not place undue reliance on these forward-looking statements.  These forward-looking statements are qualified by their terms and/or important factors, many of which are outside our control, and involve a number of risks, uncertainties and contingencies that could cause actual results and events to differ materially from the statements made.  Such factors include, among other things, the risks and uncertainties described in “Forward-Looking Statements” in our current reports on form 8-K prior to and during the pendency of the Chapter 11 proceeding, which are on file with the U.S. Securities and Exchange Commission, and our ability to sell our assets in a Chapter 11 proceeding and whether any such sale would yield sufficient proceeds for distribution to our shareholders. Readers are strongly encouraged to consider these factors when evaluating forward-looking statements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated January 25, 2011	ICOP DIGITAL, INC.

By: /s/ David C. Owen
Name: David C. Owen
Title: Chief Executive Officer